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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       INTEREP NATIONAL RADIO SALES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                      INTEREP NATIONAL RADIO SALES, INC.
                                100 Park Avenue
                           New York, New York 10017

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To be held on August 16, 2001

   The Annual Meeting of Shareholders of Interep National Radio Sales, Inc. ("Interep"), will be held at 10:00 a.m. local time on Thursday, August 16, 2001, at Interep's offices at 100 Park Avenue, 5th Floor, New York, New York 10017, for the following purposes:

    1. To elect two directors for a term of three years;

    2. To ratify the appointment of Arthur Andersen LLP as Interep's independent auditors for the 2001 fiscal year; and

    3. To transact such other business as may properly come before the Meeting.

   You can vote at the Meeting if you were a shareholder of record at the close of business on July 12, 2001.

   Your vote is important, regardless of the number of shares you hold. You are invited to attend the Meeting in person. Whether or not you attend, however, please complete, sign and date the enclosed proxy and return it promptly in the enclosed envelope. If you attend the Meeting, you may, if you prefer, revoke your proxy and vote in person.

                                          By Order of the Board of Directors,

                                          /s/ Paul Parzuchowski

                                          PAUL PARZUCHOWSKI
                                          Secretary

July 16, 2001

                      INTEREP NATIONAL RADIO SALES, INC.

                                PROXY STATEMENT

   The Board of Directors of Interep National Radio Sales, Inc. ("Interep"), is soliciting proxies to be used at Interep's Annual Meeting of Shareholders to be held on Thursday, August 16, 2001, at 10:00 a.m. The Meeting will be held at our offices at 100 Park Avenue, 5th Floor, New York, New York 10017. This Proxy Statement, the accompanying form of proxy and Interep's 2000 Annual Report are being mailed to shareholders beginning July 16, 2001.

   You are entitled to vote at the Meeting if you were a shareholder of record of our common stock at the close of business on July 12, 2001. Your shares can be voted at the Meeting only if you are present or represented by a valid proxy. The Board will vote your shares as you indicate in your proxy. If you sign the proxy card but do not indicate how you wish your shares to be voted, the Board will vote your shares FOR the election of both persons nominated as directors by the Board and FOR the proposal to ratify the selection of Arthur Andersen LLP as Interep's independent auditors for the 2001 fiscal year. The Board will vote in its discretion on any other matter that may properly come before the Meeting.

   Your execution of a proxy will not affect your right to attend the Meeting and to vote in person. You may revoke a proxy at any time before it is voted by so notifying our Secretary or our transfer agent, American Stock Transfer & Trust Company, at 40 Wall Street, New York, New York 10005 or by executing and delivering a later-dated proxy. Further, you may attend the Meeting and vote in person, and that vote will revoke any proxy you previously gave, except as to any matter on which a vote has already been cast at the Meeting. However, your mere presence at the Meeting, without voting, will not revoke any proxy that you have previously given.

   The election of directors requires the affirmative vote of a plurality of the votes cast. The ratification of the selection of Arthur Andersen LLP as Interep's independent auditors for the 2001 fiscal year and the approval of any other matter that may properly come before the Meeting require the affirmative vote of a majority of the votes cast at the Meeting. For purposes of determining the number of votes cast on a matter, only those cast "for" or "against" are included. Shares represented by proxies marked to withhold authority to vote or to abstain, and shares represented by proxies that indicate that a broker or nominee does not have discretionary authority to vote, will be counted only to determine the existence of a quorum at the Meeting.

   Interep will bear the cost of soliciting proxies on behalf of the Board. In addition to the use of the mails, proxy solicitations may be made by telephone, fax and personal interview by Interep's officers, directors and employees. Interep will, on request, reimburse brokerage houses and persons holding shares in their names or in the name of their nominees for their reasonable expenses in sending soliciting material to their principals.

   Interep's executive offices are located at 100 Park Avenue, New York, New York 10017. Interep's telephone number is (212) 916-0700, and its website is www.interep.com.

                  VOTING SECURITIES AND BENEFICIAL OWNERSHIP

   At the close of business on July 12, 2001, there were outstanding 4,712,975 shares of our Class A common stock, $0.01 par value per share, and 4,111,295 shares of our Class B common stock, $0.01 par value per share. Shares of Class B common stock are entitled to 10 votes per share on all matters presented to the shareholders, except for certain amendments to Interep's Restated Certificate of Incorporation, certain "going private" transactions and as otherwise required by applicable law, in which case they have only one vote per share. Shares of Class A common stock are entitled to one vote per share on all matters. Only qualified holders, that is, members of our Board of Directors, our active employees, the controlled affiliates, spouses, estates or personal representatives of directors and employees, and our employee benefit plans, including the Employee Stock Ownership Plan (the "ESOP") and the Stock Growth Plan, may hold Class B common stock.

   The following table sets forth information concerning the beneficial ownership of our common stock held on July 12, 2001 by (i) each person known to us to own beneficially more than 5% of the common stock, (ii) each of our directors, (iii) each of our executive officers and (iv) all directors and executive officers as a group.

   The number and percentage of shares beneficially owned are determined as provided in Rule 13d-3 under the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Shares subject to currently exercisable options or options that are exercisable within 60 days after July 12, 2001, are deemed to be beneficially owned by the person holding the options for the purpose of computing that person's percentage ownership. Those shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes, each person or entity has sole voting and investment power (or shares these powers with his or her spouse) with respect to the shares shown.

                                                      Amount of
                                                 Beneficial Ownership  Percent of
                                                 -------------------- Total Voting
     Name and Address of Beneficial Owner          Number    Percent     Power
------------------------------------             ---------   -------  ------------
5% Beneficial Owners
Interep National Radio Sales, Inc. Stock........   2,104,747  23.9%      43.9%
  Growth Plan and Trust (1)
  c/o Interep National Radio Sales, Inc.
  100 Park Avenue
  New York, New York 10017
Interep National Radio Sales, Inc. Employee.....   1,431,165  16.2%      31.2%
  Stock Ownership Plan and Trust (1)
  c/o Interep National Radio Sales, Inc.
  100 Park Avenue
  New York, New York 10017
Wellington Management Company, LLP (2)..........     875,000   9.9%       1.9%
  75 State Street
  Boston, Massachusetts 02109
Gilder, Gagnon, Howe & Co. LLC (3)..............     858,360   9.7%       1.9%
  1775 Broadway, 26th Floor
  New York, New York 10019
Franklin Resources, Inc. (4)....................     540,000   6.1%       1.2%
  777 Mariners Island Boulevard
  San Mateo, California 94404
State Street Research & Management Company (5)..     515,600   5.8%       1.1%
  One Financial Center, 30th Floor
  Boston, Massachusetts 02111-2690

                                                     Amount of
                                                Beneficial Ownership  Percent of
                                                -------------------- Total Voting
     Name and Address of Beneficial Owner         Number    Percent     Power
------------------------------------            ---------   -------  ------------
Gabelli Group Capital Partners, Inc. (6).......     249,000   2.8%         *
Gabelli Asset Management, Inc.
Gabelli Advisers, Inc.
GAMCO Investors, Inc.
Marc J. Gabelli
Mario J. Gabelli
  One Corporate Center
  Rye, New York 10580-1435
Gabelli International Limited
  c/o Fortis Fund Services (Cayman) Limited
  Grand Pavilion, Commercial Centre
  802 West Bay Road
  Grand Cayman, British West Indies

Officers & Directors
Ralph C. Guild (1)(7)(8).......................   3,160,702  27.7%       44.0%
Marc G. Guild (1)(7)(9)........................     565,467   6.1%       11.3%
William J. McEntee, Jr. (1)(10)................     435,863   4.7%        8.7%
Leslie D. Goldberg (11)........................      53,907    *          1.2%
Jerome S. Traum (12)...........................       1,667    *           *
Howard M. Brenner (13).........................       2,167    *           *
John E. Palmer.................................           0    *           *
All Directors and Executive Officers as a Group
  (7 Persons) (1)(8)(9)(10)(11)(12)(13)........   4,219,773  34.2%       52.1%

--------
* Less than 1%
 (1)The shares shown in this table as being owned beneficially by Messrs. Ralph Guild, Marc Guild and McEntee and by all directors and executive officers as a group include shares owned by the ESOP and the Stock Growth Plan and allocated to plan accounts maintained for such persons. As of March 27, 2001, the combined number of shares allocated by such plans to such persons was as follows: Ralph Guild, 308,629 shares; Marc Guild, 70,900 shares; William J. McEntee, Jr., 4,610 shares and all directors and executive officers as a group, 384,139 shares. ESOP and Stock Growth Plan participants have the right to direct the votes of the shares allocated to them with respect to certain significant matters submitted to a vote of shareholders, although the trustees of the ESOP and Stock Growth Plan have the authority to vote all shares held by such plans in their discretion with regard to all other matters, including the election of directors and the ratification of the appointment of independent auditors. Ralph Guild, Leslie Goldberg and Marc Guild are the trustees of the ESOP and the Stock Growth Plan.
 (2)Reflects information set forth in a statement on Schedule 13G/A filed on behalf of Wellington Management Company, LLP in February 2001.
 (3)Reflects information set forth in a statement on Schedule 13G filed on behalf of Gilder, Gagnon & Howe & Co in February 2001.
 (4)Reflects information set forth in a statement on Schedule 13G/A filed on behalf of Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. in February 2001.
 (5)Reflects information set forth in a statement on Schedule 13G, filed on behalf of State Street Research & Management Company in February 2001.
 (6)Reflects information set forth in a statement on Schedule 13D, filed on behalf of the listed entities in June 2001. The listed entities beneficially own in the aggregate more than 5% of Interep's Class A common stock.
 (7)Ralph Guild and Marc Guild are father and son, and each disclaims beneficial ownership of the other's holdings. Their address is Interep National Radio Sales, Inc., 100 Park Avenue, New York, New York 10017.

(8) Includes currently exercisable options granted to Ralph Guild in (a) 1988 to purchase 208,960 shares of common stock at an exercise price of $1.56 per share, (b) 1991 to purchase 208,960 shares at an exercise price of $2.77 per share, (c) 1995 to purchase 208,960 shares at an exercise price of $3.91 per share, (d) June 1998 to purchase 626,880 shares at an exercise price of $3.80 per share, (e) July 1998 to purchase 1,253,759 shares at an exercise price of $4.02 per share, (f) December 1998 to purchase 52,240 shares at an exercise price of $4.20 per share and (g) April 2000 to purchase 41,667 shares at an exercise price of $2.81 per share. Excludes options granted to Mr. Guild in April 2000 to acquire 83,333 shares at an exercise price of $2.81 per share, which options are not currently exercisable. The options referred to in clauses (a), (b) and (c) expire in December 2005 and the options referred to in clauses (d), (e), (f) and (g) expire in June 2008, July 2008, December 2008 and April 2010, respectively. Mr. Guild transferred the options granted to him in April 2000 to a limited partnership for the benefit of his children, of which he is the sole general partner.
(9) Includes currently exercisable options granted to Marc Guild in (a) 1991 to purchase 104,480 shares of common stock at an exercise price of $2.77 per share, (b) June 1998 to purchase 104,480 shares at an exercise price of $3.80 per share, (c) July 1998 to purchase 208,960 shares at an exercise price of $4.02 per share and (d) April 2000 to purchase 13,333 shares at an exercise price of $2.81 per share. These options expire in December 2005, June 2008, July 2008 and April 2010, respectively. Excludes options granted to Mr. Guild in April 2000 to acquire 26,667 shares at an exercise price of $2.81 per share, which options are not currently exercisable.
(10)Includes currently exercisable options granted to Mr. McEntee in (a) June 1998 to purchase 104,480 shares of common stock at an exercise price of $3.80 per share, (b) July 1998 to purchase 313,440 shares at an exercise price of $4.02 per share and (c) April 2000 to purchase 13,333 shares at an exercise price of $2.81 per share. Such options will expire in June 2008, July 2008 and April 2010, respectively. Excludes options granted to Mr. McEnee in April 2000 to acquire 26,667 shares at an exercise price of $2.81 per share, which options are not currently exercisable.
(11)Includes currently exercisable options granted to Mr. Goldberg in (a) December 1998 to purchase 52,240 shares of common stock at an exercise price of $4.20 per share and (b) April 2000 to purchase 1,667 shares at an exercise price of $2.81 per share. Excludes options granted in April 2000 to acquire 3,333 shares at an exercise price of $2.81 per share, which options are not currently exercisable. The options will expire in December 2008 and April 2010, respectively.
(12)Includes currently exercisable options granted to Mr. Traum in April 2000 to purchase 1,667 shares of common stock at an exercise price of $2.81 per share. Excludes options granted in April 2000 to acquire 3,333 shares at an exercise price of $2.81 per share, which options are not currently exercisable. The options will expire in April 2010.
(13)Includes currently exercisable options granted to Mr. Brenner in April 2000 to purchase 1,667 shares of common stock at an exercise price of $2.81 per share. Excludes options granted in April 2000 to acquire 3,333 shares at an exercise price of $2.81 per share, which options are not currently exercisable. The options will expire in April 2010.

                             ELECTION OF DIRECTORS

                          (Item 1 on the Proxy Card)

   Unless otherwise instructed, shares represented by the accompanying proxy will be voted FOR the election of Leslie D. Goldberg and John E. Palmer, who have been nominated by the Board to serve until the Annual Meeting of Shareholders in 2004, or until their successors are elected and qualified. Messrs. Goldberg and Palmer are now directors; the Board appointed Mr. Palmer to the Board in June 2001 to fill an existing vacancy. Directors are elected by a plurality of the votes cast, in person or by proxy, at the Meeting.

   The Board is divided into three classes. One class will stand for election for a three-year term at the Meeting. The terms of office of the other two classes of continuing directors do not expire until the Annual Meetings of Shareholders in 2002 and 2003, respectively. The names of, and certain information concerning, the nominees and the other directors are set forth below:

                 Name                   Age Position
----                                    --- --------
Nominees to serve until Annual
Meeting of Shareholders in 2004:

Leslie D. Goldberg..................... 58  Director
John E. Palmer*........................ 74  Director

Continuing Directors to serve until
Annual Meeting of Shareholders in 2002:

Howard M. Brenner*..................... 68  Director
Marc G. Guild.......................... 50  Director; President,
                                            Marketing Division
Continuing Directors to serve until
Annual Meeting of Shareholders in 2003:

Ralph C. Guild......................... 72  Chairman of the Board and
                                            Chief Executive Officer
Jerome S. Traum*....................... 65  Director

--------
* Member of the Compensation Committee and the Audit Committee

Biographical Information

   Howard M. Brenner has served as a director of Interep since December 1999. In 1990, Mr. Brenner founded Brenner Securities Corporation, Inc., a brokerage firm, and is its Chief Executive Officer and Chairman of the Board of Directors. Prior to 1990, Mr. Brenner served as President of Drexel Burnham Group, Inc. Mr. Brenner is a director of Translux Corporation.

   Leslie D. Goldberg served as President of Interep from August 1986 to the end of 1995, and has served as a director of Interep since 1986. Interep has employed or retained him since 1968 in various capacities. Mr. Goldberg serves on the Board of Directors of the Radio Advertising Bureau.

   Ralph C. Guild has been Chairman of the Board and Chief Executive Officer of Interep since 1986 and has served as a director of Interep since 1967. He has been employed by Interep or its predecessors since 1957 in various capacities. In November 1991, Mr. Guild became one of the first inductees into the Broadcasting Hall of Fame. Mr. Guild serves on the Boards of Trustees of the Museum of Television & Radio, the Center for Communications and the University of the Pacific. In April 1998, Mr. Guild received the Golden Mike Award from the Broadcasters Foundation for outstanding contributions to the radio industry. In March 2001, Mr. Guild received the International Radio & Television Society's Golden Medal Award.

   Marc G. Guild has been President, Marketing Division of Interep since November 1989 and has served as a director of Interep since 1989. He was Executive Vice President of Network Sales/Operations from 1986 to 1989.

Mr. Guild has been employed by Interep or its predecessors since 1972 in various capacities. As President, Marketing Division, Mr. Guild plays a key role in Interep's sales and marketing programs, the Interep Radio University and Interep's research and technology divisions and also oversees Interep's regional executives. Mr. Guild serves on the Board of Directors of the International Radio and Television Foundation.

   John E. Palmer was appointed a director in June 2001. He is the Chairman of Palmer & Palmer, Inc., an investment banking firm, and specializes as a financial and project strategy advisor to select communications, media, distribution, food, financial services and other product and service companies. He has been associated with Palmer & Palmer since 1995. In 1970, he founded KIIS Radio in Los Angeles and served as its president, general manager and majority owner for six years.

   Jerome S. Traum has served as a director of Interep since 1994. Mr. Traum has been a partner with the New York law firm of Moses & Singer, LLP since June 1995. Before that, beginning in 1991, he was of counsel to the New York law firm of Proskauer Rose Goetz & Mendelsohn. Previously, he was a general partner of The Blackstone Group, an investment banking firm.

   None of the directors has any family relationship with any other director or with any executive officer, except that Marc Guild is Ralph Guild's son. Interep has no reason to believe that the nominees for director will be unable or unwilling to serve as a director, if elected. If, however, the nominees should decline or be unable to act as directors, the shares represented by the accompanying proxy will be voted for such other persons as may be nominated by the Board of Directors.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED TO THE BOARD OF DIRECTORS.

                               -----------------

Committees and Meetings

   The Board of Directors had three meetings during the fiscal year ended December 31, 2000. All directors were present at all meetings, except that one director did not attend one meeting.

   The committees of the Board are the Audit Committee and the Compensation Committee. The members of each of the committees are Howard Brenner, John Palmer and Jerome Traum. Mr. Palmer became a member of both committees in June 2001. The Compensation Committee had two meetings during 2000, which Messrs. Traum and Brenner both attended. The Audit Committee had three meetings during 2000, which Messrs. Traum and Brenner both attended. The Board does not now have any standing nominating committee of the Board or a committee performing similar functions.

Compensation of Directors

   Each director who is not an employee is entitled to an annual fee of $25,000 for all services as a director, including attendance at meetings of the Board of Directors and its committees, plus reimbursement of related reasonable out-of-pocket expenses. Mr. Goldberg receives an annual fee of $15,000 for his services as director, plus reimbursement of out-of-pocket expenses. Other directors do not receive compensation for their services as directors but are reimbursed for any reasonable out-of-pocket expenses incurred in connection with attending such meetings.

Compensation Committee Interlocks and Insider Participation

   For the fiscal year ended December 31, 2000, the entire Board of Directors determined executive officer compensation. Two members of the Board of Directors, Ralph Guild and Marc Guild, are officers of Interep, and participated in certain transactions with Interep during 2000. See "Certain Relationships and Related Transactions" located on page 16.

Executive Officers

   The following table sets forth certain information regarding Interep's executive officers:

         Name           Age      Position with Interep
         ----           --- ---------------------
Ralph C. Guild......... 72  Chairman of the Board and Chief
                            Executive Officer; Director
Marc G. Guild.......... 50  President, Marketing Division;
                            Director
William J. McEntee, Jr. 57  Vice President and Chief
                            Financial Officer

   Information regarding Ralph and Marc Guild may be found on page 5.

   William J. McEntee, Jr. has been Vice President and Chief Financial Officer of Interep since March 1997. Mr. McEntee serves in such positions pursuant to a Services Agreement between Interep and Media Financial Services, Inc. See "Certain Transactions and Relationships." Mr. McEntee was Chief Financial Officer at Sudbrink Broadcasting in West Palm Beach, Florida from 1971 through 1994. Mr. McEntee owned and managed WCEE-TV in Mt. Vernon, Illinois from 1994 until selling the station in 1996. Mr. McEntee currently owns WIOJ-AM in Jacksonville, Florida. He is a certified public accountant and formerly served as an audit manager for Arthur Andersen & Co.

                            EXECUTIVE COMPENSATION

                     Report of the Compensation Committee

Executive Compensation

   The Compensation Committee periodically reviews and makes recommendations to the full Board about the cash and non-cash compensation and benefits of Interep's executive officers and the more general employee compensation programs and policies developed by management. The Committee also administers our 1999 Stock Incentive Plan.

   Interep designs compensation programs to attract, reward and retain high-performing executives and to motivate them to high levels of achievement in order to attain Interep's business objectives. The Committee believes that one key to realizing such goals is to offer competitive compensation packages, of which a significant proportion is tied to performance in the form of annual incentive bonuses and long-term stock incentives. Accordingly, Interep's compensation programs are intended to be competitive with those of other companies in Interep's business, as well as companies of similar size, and consist of three components: salary, annual bonuses and long-term incentive compensation.

   Salary. The salaries of the named executive officers are shown in the Summary Compensation Table found on page 10. When determining salaries for executive officers, the Committee considers job responsibilities, individual and company performance, length of service, competitive pay practices and general business conditions affecting Interep.

   Annual Bonuses. The Committee believes that individual annual bonuses should be linked to Interep's financial performance and that an annual bonus should comprise a significant portion of the total cash compensation awarded to executive officers. Thus, the annual incentive bonus for Ralph Guild, our Chief Executive Officer, is contingent on the extent to which Interep's EBITDA (that is, earnings before interest, taxes, depreciation and amortization, a measurement widely used in our industry to evaluate operating performance) exceeds EBITDA for prior years. The annual incentive compensation for Marc Guild and William McEntee is based on the achievement of performance goals that are established by the Chief Executive Officer and reviewed by the Compensation Committee.

   Long-Term Incentive Compensation. The 1999 Stock Incentive Plan, along with Interep's Stock Growth Plan (a stock purchase plan in which all Interep employees participate) provide the executive officers and other employees with the opportunity to share in the long-term performance of the Company. The Committee believes that this aligns the financial interests of Interep's management and employees with those of its shareholders.

CEO Compensation

   Ralph Guild is our Chief Executive Officer, and his salary and annual bonus compensation is determined in accordance with his employment agreement, which was entered into in 1999. The Committee believes that Mr. Guild's salary is appropriate given his personal performance, his length of service to the Company, his experience, and the degree to which the Company is dependent on his services, as well as salary levels paid to other executives working in Interep's industry. Mr. Guild's salary has not been increased since the date of his employment agreement.

   Mr. Guild's 2000 annual bonus was based on the Company's financial performance in that year, as determined according to his employment agreement. His agreement provides that for each fiscal year in which Interep's EBITDA exceeds EBITDA for the prior year, Mr. Guild is entitled to an incentive bonus equal to a percentage of his base salary for such year. The percentage is equal to two times the percentage increase of EBITDA for such fiscal year over the higher of EBITDA for the prior year or EBITDA for any year back to 1998.

   In April 2000, the Committee granted Mr. Guild options to acquire 125,000 shares of Interep common stock as part of the initial, company-wide grant of options under the 1999 Stock Incentive Plan. The grant was based on his expected performance at and leadership of Interep.

Compliance with Internal Revenue Code Section 162(m).

   Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation in excess of $1,000,000 per year paid to a company's chief executive officer and the four other most highly compensated executive officers. However, this limitation does not apply to qualifying performance-based compensation, provided certain conditions are satisfied. Interep's policy is generally to preserve the federal income tax deductibility of compensation paid to its executives. Accordingly, to the extent feasible, Interep has taken action to preserve the deductibility of the annual incentive and long-term incentive compensation paid to its executive officers. However, notwithstanding this general policy, Interep may pay compensation that may not be deductible if it believes that it is in the best interest of Interep to do so. Other elements of compensation, including perquisites and cash and other bonuses, even those based on performance, may also cause a covered executive officer's income to exceed deductible limits.

Repricing of Options Granted in 2000

   In April 2000, the Committee, after considering the recommendations of management, granted options to purchase an aggregate of 775,300 shares of Class B Common Stock under the 1999 Stock Incentive Plan to all of Interep's executives and to nearly all other employees. The exercise price was $8.77 per share, which was the fair market value of a share of our common stock on the date of grant. In December 2000, the Committee approved the repricing of these options for all optionees to an exercise price of $2.81, which was the fair market value on the date of the repricing.

   Since the option grant in April 2000, the market price of the Company's stock declined significantly. We believe that this decline reflected the overall market performance of the radio industry and of the Nasdaq Stock Market, generally, during such period. The Committee was concerned that the decline undermined the anticipated benefits to the Company and its employees from participating in the public markets, including increased employee incentives towards performance and productivity under our 1999 Stock Incentive Plan. The Committee also believed that a repricing of the options would significantly assist in boosting employee morale and productivity in light of the current decline in the stock market.

   The table below sets forth information regarding the repricing of the April 2000 option grant:

                                                                          Market                        Length of
                                                             Number of   Price of  Exercise              Original
                                                             Securities  Stock At  Price At            Option Term
                                                             Underlying   Time of   Time of     New    Remaining At
                                                              Options    Repricing Repricing Exercise    Date Of
                   Name                      Date of Grant  Repriced (#)    ($)       ($)    Price ($)  Repricing
                   ----                      -------------- ------------ --------- --------- --------- ------------
Ralph C. Guild.............................. April 25, 2000   125,000      $2.81     $8.77     $2.81     9 years
 Chairman of the Board and
 Chief Executive Officer
Marc G. Guild............................... April 25, 2000    40,000       2.81      8.77      2.81     9 years
 President, Marketing Division
William J. McEntee, Jr...................... April 25, 2000    40,000       2.81      8.77      2.81     9 years
 Vice President and Chief Financial Officer

                                          Submitted by:

                                          Compensation Committee of the Board
                                            of Directors

                                          HOWARD M. BRENNER
                                          JOHN E. PALMER
                                          JEROME S. TRAUM

Summary Compensation Table

   The following table shows compensation for services rendered in all capacities to Interep for the years ended December 31, 2000, 1999 and 1998 by the following executive officers: the Chief Executive Officer and Interep's four most highly compensated executive officers other than the Chief Executive Officer.

                                           Annual Compensation          Long-Term Compensation
                                     ------------------------------- -----------------------------
                                                                            Awards         Payouts
                                                                     --------------------- -------
                                                                     Restricted Securities
                                                       Other Annual    Stock    Underlying  LTIP    All Other
      Name and Principal              Salary   Bonus   Compensation   Award(s)   Options/  Payouts Compensation
           Position             Year   ($)      ($)         ($)         ($)     SARs(#)(1)   ($)      ($)(2)
      ------------------        ---- -------- -------- ------------  ---------- ---------- ------- ------------
Ralph C. Guild................. 2000 $909,969 $531,279 $  104,583(3)     --       125,000     --     $20,281
 Chairman of the Board and      1999  910,898  695,000    104,583(3)     --            --     --      18,902
 Chief Executive Officer        1998  910,659  215,000    104,583(3)     --     1,932,879     --      19,141

Marc G. Guild.................. 2000 $344,969 $186,100            --     --        40,000     --     $20,281
 President, Marketing Division  1999  335,890  166,816            --     --            --     --      18,902
                                1998  315,659  126,000            --     --       313,440     --      19,141

William J. McEntee, Jr......... 2000 $111,622 $ 30,000            --     --        40,000     --     $11,978
 Vice President and Chief       1999  111,438       --            --     --            --     --      12,162
 Financial Officer (4)          1998  111,223       --            --     --       417,920     --       9,855

Stewart Yaguda................. 2000 $125,260 $ 44,100            --     --         5,000     --     $19,606
 former President, Interep      1999  125,898   41,979   $ 27,500(6)     --            --     --      18,902
 Marketing Group (5)            1998  125,659   65,000   $ 27,500(6)     --       208,960     --      19,141

Charles Parra.................. 2000 $129,530 $     --            --     --         5,000     --     $11,120
 former Chief Technology        1999  114,992   17,500            --     --            --     --      11,673
 Officer (5)                    1998  108,865    5,000            --     --            --     --      11,840

--------
(1)The Company did not award any stock appreciation rights ("SARs") during 2000.
(2)Includes amounts contributed by Interep on behalf of Messrs. Ralph Guild, Marc Guild, McEntee, Yaguda and Parra to the Stock Growth Plan of $15,031, $15,031, $8,378, $14,740 and $10,470, respectively, for 2000; $14,102,
   $14,102, $8,562, $14,102 and $11,008, respectively, for 1999; and $14,341,
   $14,341, $8,777, $14,341 and $11,135, respectively, for 1998. Also includes amounts contributed by Interep on behalf of such persons to Interep's 401(k) Plan of $5,250, $5,250, $3,600, $4,866 and $650, respectively, for 2000;
   $4,800, $4,800, $3,600, $4,800 and $665, respectively, for 1999; and $4,800,
   $4,800, $1,078, $4,800 and $705, respectively, for 1998.
(3)Represents payments under a supplemental income agreement. See "Employment Contracts," below.
(4)Mr. McEntee serves in such capacities pursuant to a Services Agreement between Interep and Media Financial Services, Inc. See Item 13.
(5)Messrs. Yaguda's and Parra's employment with the Company terminated in the last quarter of 2000.
(6)Represents contributions made by the Company pursuant to a compensation deferral arrangement.

                       Option Grants in Last Fiscal Year

   Interep granted the following options to executive officers during 2000:

                                Individual Grants
---------------------------------------------------------------------------------  Potential Realizable
                          Number of       Percent of                                 Value At Assumed
                         Securities         Total                                  Annual Rate of Stock
                         Underlying      Options/SARs Exercise                    Price Appreciation For
                        Options/SARs      Granted to  or Base                         Option Term(1)
                           Granted       Employees In  Price       Expiration     -----------------------
         Name              (#)(2)        Fiscal Year   ($/sh)         Date          5% ($)      10% ($)
----                    -------------    ------------ --------  ----------------- ----------- -----------
Ralph C. Guild.........    125,000(3)        16.1%     $2.81(5) April 25, 2010    $220,899    $559,802
Marc G. Guild..........     40,000(3)         5.2%      2.81(5) April 25, 2010      70,688     179,137
William J. McEntee, Jr.     40,000(3)         5.2%      2.81(5) April 25, 2010      70,688     179,137
Stewart Yaguda.........      5,000(3)(4)      0.6%      2.81(5)            -- (4)    8,836(4)   22,392(4)
Charles Parra..........      5,000(3)(4)      0.6%      2.81(5)            -- (4)    8,836(4)   22,392(4)

--------
(1)These columns show the gains the option holders could realize if Interep's common stock appreciates at a 5% or 10% rate. These growth rates are arbitrary assumptions specified by the SEC, not Interep's predictions.
(2)The Company did not grant any SARs during 2000.
(3)The options granted vest in equal installments over three years, with the first third vesting on the first anniversary of the date of the option grant, the second third vesting on the second anniversary, and the final third vesting on the third anniversary. The options fully vest in the event of a change in control of the Company.
(4)Following the termination of Messrs. Yaguda's and Parra's employment in 2000, the options granted to them in April 2000 terminated.
(5)The options were granted to the executive officers in April 2000 at an exercise price of $8.77 per share. In December 2000, the Compensation Committee of the Board of Directors decreased the exercise price of these options, together with all options granted to other employees in April 2000, to $2.81 per share.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
                                    Values

   The following table sets forth, as to each executive officer, the status of their options at the end of fiscal 2000. No options were exercised by any of them during fiscal 2000.

                                                      Number Of               In-The-Money
                                                Unexercised Options/         Options/SARs At
                         Number Of           SARs At Fiscal Year End (#)   Fiscal Year End ($)
                          Shares     Value   --------------------------- -----------------------
                         Acquired   Realized                                            Non-
         Name           On Exercise   ($)    Exercisable Non-exercisable Exercisable exercisable
         ----           ----------- -------- ----------- --------------- ----------- -----------
Ralph C. Guild.........     --         --     2,559,759      125,000      $557,923     $86,250
Marc G. Guild..........     --         --       417,920       40,000      $ 76,270     $27,600
William J. McEntee, Jr.     --         --       417,920       40,000      $      0     $27,600
Stewart Yaguda (1).....     --         --       208,960           --      $      0          --
Charles Parra (1)......     --         --            --           --            --          --

--------
(1)Messrs. Yaguda's and Parra's employment with Interep was terminated in the last quarter of 2000.

Employment Contracts

   Ralph Guild is employed as our Chairman of the Board and Chief Executive Officer under an employment agreement. The term of this agreement runs through February 29, 2006 and is automatically extended for an additional year each March 1 unless either we or Ralph Guild notifies the other on or before February 1 of the same year of our or his election not to extend the agreement. Ralph Guild receives a base salary of not less than $925,000 per year, plus any bonus, incentive or other types of additional compensation which our Board of Directors determines to pay. Further, he is entitled to receive annual incentive compensation based on increases in our EBITDA. If EBITDA for any year is greater than the EBITDA for the previous year, Ralph Guild will be entitled to a bonus equal to a percentage of his base salary equal to two times the percentage increase of EBITDA for such year over the higher of EBITDA for the prior year and the highest EBITDA for any prior year back to 1998. If we elect not to extend the term of the agreement, we are required to retain Ralph Guild as a consultant for an additional two years at a fee equal to his base salary in effect at such time.

   The agreement provides for continued payment of Ralph Guild's base salary through the balance of its term, plus two years, if (i) Ralph Guild terminates his employment with us by reason of our material breach of the agreement, (ii) Ralph Guild is not re-appointed as Chairman of the Board and Chief Executive Officer or ceases to be elected as a director, other than by his own choice or for reasons justifying termination of his employment by us for cause, or (iii) there is a change in control of our Board of Directors. Ralph Guild may not compete with us during the term of the employment agreement and thereafter for as long as he is receiving compensation under the agreement. The agreement also provides (i) in the case of Ralph Guild's permanent disability, for payments to Ralph Guild equal to 75% of his then current salary, less any income disability benefits to which he may be entitled, for the balance of his employment term and (ii) in the case of Ralph Guild's death, at the option of his estate or his designated beneficiary, for a death benefit equal to either the present value at the time of his death of the entire amount of the salary that would have been payable to him for the balance of his employment term or the payment of his then current salary over the balance of his employment term.

   Ralph Guild also has a supplemental income agreement pursuant to which we pay him $104,583 per year, payable in monthly installments, through 2008. We maintain a whole life insurance policy on Ralph Guild for the purpose of funding the supplemental income agreement.

   Marc Guild is employed as our President, Marketing Division under an employment agreement. The term of this agreement runs through March 31, 2006, and is automatically extended for an additional year each April 1 unless either we or Marc Guild notifies the other on or before March 1 of the same year of our or his election not to extend the agreement. Under the agreement, Marc Guild receives a base annual salary of $360,000 and a minimum incentive amount of $90,000 per year, which is payable by us only if we achieve certain financial or other goals set at the beginning of each year. The agreement also provides that if his employment is terminated because of his permanent disability, Marc Guild is entitled to payments equal to 75% of his then current salary plus 75% of his then current incentive bonus, less any income disability benefits that he may receive or to which he may be entitled, for the duration of the term of the agreement. If his employment is terminated because of his death or by Marc Guild for cause, he is entitled to his then current salary, plus 75% of his then current incentive bonus, and in addition, if he terminated his employment for cause, he is entitled to payment of the consulting fees that would have been payable if his employment had not been terminated. If we elect not to extend the term of the agreement, we are required to retain Marc Guild as a consultant for an additional two years at a fee equal to his base salary in effect at such time.

                          Indemnification Agreements

   We are a party to an indemnification agreement with each of our directors and certain of our executive officers. These agreements entitle these persons to be indemnified, which may include advancement of expenses, to the fullest extent permitted by law for all expenses, judgments, fines, penalties and settlement payments incurred by an indemnitee in actions brought against him or her in connection with any act taken in his or her capacity as a director or executive officer. Under these agreements, each decision as to indemnification will be made by a majority of the disinterested members of our Board of Directors, if such members constitute a quorum of the full Board, or otherwise by independent legal counsel selected by our Board.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of our common stock, to file with the Commission initial statements of beneficial ownership and statements of changes in beneficial ownership of our common stock on Forms 3, 4 and 5, and to furnish us with copies of all such forms they file. Based on a review of the copies of such forms furnished to us, we believe that all of our officers, directors and greater than 10% beneficial owners filed all such forms that were required to be filed during or with respect to 2000, except that a number of reports were not timely filed. Messrs. Ralph Guild, Marc Guild, McEntee, Goldberg, Brenner, Yaguda and Parra filed Forms 5 after the due date, reporting one transaction in each case, except that Ralph Guild reported two transactions. Mr. Brenner filed one Form 4 after the due date, reporting one transaction. Messrs. Yaguda and Parra are no longer employed by us. Our Stock Growth Plan and Employee Stock Ownership Plan filed five Forms 4 and three Forms 4, respectively, after the due date, respectively reporting totals of 10 and 7 transactions, and filed Forms 5 after the due date, respectively reporting 2 and 16 transactions.

                               PERFORMANCE GRAPH

   The Securities and Exchange Commission requires us to present a chart comparing the cumulative shareholder return on the common stock with the cumulative shareholder return of a broad equity market index, such as the Standard & Poor's 500 Stock Index and either a nationally-recognized industry standard or a group of peer companies selected by Interep. Interep has selected, for purposes of this performance comparison, the Standard & Poor's Broadcasting (TV, Radio and Cable) Index. The graph assumes that $100 was invested on December 9, 1999 (the date on which the Class A common stock began trading) in the Class A common stock, that $100 was invested on November 30, 1999 (the date closest to December 9, 1999 for which data is available) in the S&P 500 Index and the S&P Broadcasting (TV, Radio & Cable) Index, and that all dividends were reinvested (except as to Interep because it had no dividends during these periods).




                COMPARISON OF 13 MONTH CUMULATIVE TOTAL RETURN*
          AMONG INTEREP NATIONAL RADIO SALES, INC., THE S&P 500 INDEX
               AND THE S&P BROADCASTING (TV,RADIO & CABLE) INDEX


              INTEREP NATIONAL RADIO SALES, INC.        S & P 500        S & P BROADCASTING (TV, RADIO, CABLE)
              ----------------------------------        ---------        -------------------------------------
12/9/99                    100.00                        100.00                          100.00
12/99                      111.46                        105.89                          109.84
12/00                       29.17                         96.25                          79.32


* $100 INVESTED ON 12/9/99 IN STOCK OR ON 11/30/99
  IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee of the Board is a standing committee of three non-employee directors. The Committee acts under a written charter adopted by the Board. A copy of the charter, which reflects standards set forth in regulations of the Securities and Exchange Commission and listing standards of the National Association of Securities Dealers, Inc., is attached to this Proxy Statement. The members of the Committee are Jerome S. Traum, who acts as Chairman, Howard M. Brenner and John E. Palmer. Each member of the Committee is independent for purposes of the listing standards of the National Association of Securities Dealers, Inc.

   The duties of the Committee include making an annual recommendation to the Board for the selection of the Interep's independent auditors. We recommended that Interep continue to retain Arthur Andersen LLP and, based on our recommendation, the Board selected Arthur Andersen LLP as Interep's independent auditors for 2001. That selection is proposed for ratification by the shareholders elsewhere in this Proxy Statement.

   Management is responsible for Interep's internal controls and financial reporting process. The independent auditors are responsible for performing an audit of Interep's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on such financial statements. The Committee's responsibilities include the monitoring and oversight of these activities.

   In this context, we held three meetings during fiscal 2000. These meetings were designed, among other things, to facilitate and encourage communications among the Committee, management and the independent auditors. We discussed with the independent auditors the overall scope and plans for their audit and the results of their evaluation of Interep's internal controls. The Committee reviewed and discussed the Company's consolidated financial statements with management and the independent auditors. Management represented to the Committee that Interep's consolidated financial statements were prepared in accordance with generally accepted accounting principles.

   We also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with the Audit Committee). The independent auditors also provided the Committee with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors that firm's independence from Interep. In considering such independence, the Committee also considered whether Arthur Andersen LLP's provision of non-audit services to the Company was compatible with the maintenance of its independence from the Company. We also reviewed, in this regard, the fees paid to Arthur Andersen for both audit and non-audit services.

   Based on these discussions and the Committee's review of management's representations and the report of the independent auditors on Interep's consolidated financial statements, the Committee recommended that the Board include Interep's audited consolidated financial statements in its Annual Report on Form 10-K for the 2000 fiscal year.

                                             Submitted by:

                                             Audit Committee of the Board of
                                             Directors

                                             HOWARD M. BRENNER
                                             JOHN E. PALMER
                                             JEROME S. TRAUM

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Interep has retained Media Financial Services, Inc. ("Media"), which is wholly-owned by our Vice President and Chief Financial Officer William J. McEntee, Jr., to provide financial and accounting services for Interep and its subsidiaries. These services include the preparation of monthly, quarterly and annual financial statements, the preparation and filing of all required federal, state and local tax returns and all billing, accounts receivable, accounts payable and collections functions. The term of the agreement runs through May 31, 2007, and, beginning in 2002, will be automatically extended for an additional year each June 1 unless either we or Media notifies the other on or before April 30 of the same year of our or its election not to extend the agreement. Interep paid Media a fee of approximately $3 million in 2000 for its services. The annual fees for Media's services over the following seven years of the agreement increase five percent annually from approximately $3.1 million to approximately $4.2 million. Under the services agreement, Mr. McEntee is in charge of all services rendered by Media to Interep and also serves as our Vice President and Chief Financial Officer for an annual salary of $120,000 in 2000, $160,000 in 2001 and $200,000 thereafter, plus an incentive bonus of 25% of his then current salary if annual performance goals are achieved. The agreement with Media provides that if there is a change in control of Interep, both Interep and Media will have the right to terminate the agreement. Upon such termination, Interep will pay Media a lump sum equal to 50% of the aggregate amount that would otherwise be payable to Media and Mr. McEntee pursuant to the agreement through the then established end of the agreement's term, plus any amounts payable by Media to its landlord for its principal offices in order to obtain the early termination of its lease. The agreement also provides that, should Mr. McEntee die or become permanently disabled, Media would continue to provide its financial and accounting services under the Agreement, but Interep would have the right to appoint a new Chief Financial Officer from within or outside Media, in its sole discretion.

   Interep leases a building from a limited liability company in which Marc Guild is the manager and Marc Guild, Adam Guild and their siblings are members. Interep has leased the building since December 1979, originally owned by a trust in which Ralph Guild was the income beneficiary and Marc Guild was trustee, which trust transferred the building to the limited liability company. We use the building frequently for training sessions and management meetings. The lease expires on December 31, 2009, and provides for base annual rentals increasing from $78,000 per year to $102,000 per year over the term of the lease, subject to adjustment for actual usage. Interep also leases an apartment in New York City from a partnership of which Marc Guild, Adam Guild and their siblings are limited partners. The apartment is for the use of visiting Interep employees, including Ralph Guild, when they are working in the New York office. The lease expires on January 31, 2009, and provides for annual rent of $120,000, subject to increase for up to 50% of any increases in applicable real estate taxes and common charges. Interep believes the terms of these lease arrangements are at least comparable to, if not more favorable to Interep than, the terms which would have been obtained in transactions with unrelated parties. Interep intends to continue these or other arrangements in the future as long as it believes each transaction is more beneficial to Interep than using an unrelated provider. Adam Guild and Phillip Brown, who are Ralph Guild's son and son-in-law, respectively, are also employees.

   In June 1998, we disposed of our non-radio rep firm subsidiary, Corporate Family Network, Inc., or CFN. The results of operations of CFN had resulted in immaterial losses since its inception. We sold CFN to Ralph Guild for a purchase price of $200,000, which was our estimate of the net fair market value of CFN, payable $50,000 in cash and $150,000 by execution and delivery by Mr. Guild of a promissory note payable in three annual installments of $50,000 each and bearing interest at a fluctuating rate equal to the prime rate of BankBoston, N.A., plus one percent. Ralph Guild has paid all amounts payable under the promissory note through the date hereof.

                     RATIFICATION OF INDEPENDENT AUDITORS

                          (Item 2 on the Proxy Card)

   The Board of Directors has selected the firm of Arthur Andersen LLP as its independent auditors for the 2001 fiscal year and is submitting its selection to the shareholders for ratification. Arthur Andersen has been serving the Company in this capacity since prior to 1990. A representative of Arthur Andersen is expected to be present at the Meeting and will have the opportunity to make a statement if the representative desires to do so. The representative is expected to be available to respond to appropriate questions.

Audit Fees

   The total fees billed to Interep for services rendered by Arthur Andersen in connection with the audit of Interep's annual consolidated financial statements for 2000 and the review of Interep's quarterly financial statements during 2000 were $220,000.

Non-Audit Fees

   The total fees billed to Interep for non-audit services rendered by Arthur Andersen were $11,000. Arthur Andersen assisted Interep in its due diligence inquiry of a business that Interep acquired.

Financial Information Systems Design and Implementation Fees

   Arthur Andersen did not provide any financial information systems design services to Interep last year.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INTEREP'S INDEPENDENT AUDITORS.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

   Any shareholder proposal presented at the Meeting of which Interep did not have notice before June 1, 2001, is considered untimely, and the Board will use the discretionary authority conferred by the proxies to vote on such matter in accordance with the Board's own judgment.

   In order for a shareholder proposal to be eligible for inclusion in Interep's proxy material relating to its 2002 Annual Meeting of Shareholders it must be in writing and received by Interep's Secretary prior to March 18, 2002. The proposal must also meet other requirements of the Securities and Exchange Commission relating to shareholder proposals. Further, shareholders wishing to bring any matter before a meeting should consult Interep's By-laws with respect to any applicable notice or other procedural requirements.

                                 ANNUAL REPORT

   All shareholders of record on July 12, 2001, have been sent, or are concurrently being sent, a copy of the Company's 2000 Annual Report, which contains Interep's certified financial statements for the fiscal year ended December 31, 2000.

   Any person who was a shareholder of Interep at the close of business on July 12, 2001 may obtain copies of Interep's 2000 Annual Report on Form 10-K as filed with the Securities and Exchange Commission, without charge, by written request to Interep, 100 Park Avenue, New York, New York 10017, Attention:
Investor Relations.

                                 OTHER MATTERS

   As of the date of this Proxy Statement, the Board of Directors knows of no matter other than those described in this Proxy Statement that will be presented for consideration at the Meeting. If any other matter or matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, on such matters in accordance with their best judgment.

                                      By Order of the Board of Directors

                                         /s/ Paul Parzuchowski
                                      PAUL PARZUCHOWSKI
                                      Secretary

July 16, 2001

   Please date, sign and return the enclosed proxy at your earliest convenience in the enclosed envelope. No postage is required for mailing in the United States.

                                                                       Exhibit A

                      INTEREP NATIONAL RADIO SALES, INC.

                            Audit Committee Charter

Purpose

   The Audit Committee of the Board of Directors will assist the Board in fulfilling its oversight responsibilities to shareholders and the investment community relating to the Company's accounting and financial reporting practices. The Committee will seek to promote an environment in which the Company's financial reports are of the highest quality and integrity and are prepared in accordance with generally accepted accounting principals and all other applicable requirements. To fulfill this purpose, the Committee will seek to facilitate free and open communication among the Company's directors, independent auditors and financial management and, generally, to maintain an environment which is conducive to complete, accurate and timely financial reporting. The Committee believes that this will enhance its ability to detect and resolve, on a timely basis, any actual or potential issues which may arise with respect to the Company's accounting and financial reporting systems and internal controls.

Organization

   Number of Members. The Committee will initially consist of not less than two directors. No later than the date of the 2001 Annual Meeting of Shareholders or June 14, 2001, whichever occurs first, it will consist of not less than three directors.

   Independence. Each member of the Committee will be independent of the Company and its management. Members of the Committee will be independent if they have no relationship to the Company that may interfere with the exercise of independent judgment in carrying out their duties as directors and members of the Committee. In determining the independence of a member or proposed member of the Committee, the Board of Directors will consider the criteria for independence set forth in the resolutions of the Board of Directors establishing the Audit Committee adopted on December 8, 1999, as well as the criteria promulgated by The Nasdaq Stock Market on December 14, 1999 and set forth in its Rule 4200 (as it may be amended from time to time). These criteria are attached to this Charter.

   Financial Sophistication. Each member of the Committee will be able to read and understand fundamental financial statements or will be able to do so within a reasonable period of time after his or her appointment to the Committee. At least one member will have had past employment experience in finance or accounting or other comparable experience or background which results in a reasonable degree of financial sophistication.

   Meetings. There will be not less than four meetings of the Committee in each year and the Committee may meet as frequently as it deems necessary. In this regard, the Committee may hold special executive sessions with the Company's Chief Financial Officer or other financial personnel and with the Company's independent auditors. The Committee will meet at such places and times as its members decide. The Committee will elect a chairman and a secretary from among its members. For each meeting, an agenda will be established by the chairman and minutes will be kept and submitted to the Board of Directors. On request of the Committee, any officer or employee of the Company or the Company's counsel will attend one or more meetings of the Committee.

Responsibilities

   The Committee will carry out the responsibilities mandated for it by applicable laws, rules and regulations, including, without limitation, the rules of the Securities and Exchange Commission, the Nasdaq Market and any exchange on which the securities of the Company may be listed, as well as such as are deemed reasonably appropriate to its purpose by the Committee or the Board of Directors. The Committee will maintain flexibility in its policies and procedures to permit it to react effectively to changing conditions.

   While the Committee has the responsibilities and powers set forth in this Charter, it is recognized that the members of the Committee are not acting as professional accountants or auditors or experts in the fields of accounting, auditing or finance. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete, accurate and prepared in accordance with generally accepted accounting principles. This remains the responsibility of the Company's management and independent auditors. Further, the Committee is not required to conduct any particular investigation, but only those which it deems necessary or advisable and within the scope of its responsibilities as set forth in this Charter, to resolve disagreements between the Company's management and its independent auditors, or to assure compliance with applicable laws and regulations or the Company's Code of Conduct.

   In fulfilling its oversight responsibilities, the Committee will, among other things, carry out the duties set forth below and will have all authority of the Board of Directors to do so. All employees of the Company are directed to cooperate with the Committee in its fulfillment of its responsibilities.

Periodic Assessment of this Charter

 .   Obtain the Board of Directors' approval of this Charter. Review and reassess it as conditions dictate and not less than annually, and obtain the Board of Director's approval of any amendments deemed necessary or desirable.

General Relation with Independent Auditors

 .   Annually review the terms of engagement (including fees for the annual audit and quarterly reviews and any non-audit assignments) and performance of the Company's independent auditors. Recommend to the Board of Directors whether the engagement of the independent auditors should be renewed or different independent auditors selected.

 .   Annually, inquire as to the independence of the Company's independent auditors and obtain from them a written communication delineating all their relationships and professional services to the Company, as required by Independence Standards Board Standard No. 1, Independence Discussions with Committees. Review with the independent auditors the nature and scope of any disclosed relationships or professional services and any effect they may have on the auditors' independence and objectivity. Recommend to the Board of Directors appropriate action to oversee the continuing independence of the auditors.

 .   Communicate to the independent auditors their ultimate accountability to the Committee, the Board of Directors and the shareholders.

 .   In each year, meet with the independent auditors and the Company's financial management to review the scope and procedures of (i) the audit of the annual financial statements, (ii) the reviews of the Company's quarterly financial statements, (iii) any non-audit assignments and (iv) any other matters required to be discussed with such auditors under Statement of Accounting Standards 61 and any other applicable law, rule, regulation or accounting or auditing standard.

Annual Audit and Quarterly Reviews

 .   Promptly review each annual audit and quarterly review, including any comments or recommendations of the independent auditors.

 .   Review all quarterly financial statements (and the associated Management's
    Discussion and Analysis) with the Company's financial management and the independent auditors reasonably prior to the filing of therelated Form 10-Q (or prior to the related press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements. Discuss any other matters required to be communicated to the Committee by the independent auditors. Promptly following the end of each of the first three fiscal quarters of the Company in each year, obtain either a written confirmation from the independent auditors that they have no such matters to report to the Committee or a written description of each such matter, as the case may be.

 .   Review with the Company's financial management and the independent auditors
    (i) the financial statements contained in each of the Company's Forms 10-K and Annual Reports to Shareholders (and the associated Management's Discussion and Analysis) to determine that the independent auditors are satisfied with the financial statements and financial disclosure to be presented to the shareholders, (ii) the results of management's and the independent auditors' analysis of significant financial reporting issues and practices, including changes in accounting principles and disclosure practices or the adoption of new principles and practices and compliance with the requirements of SEC Staff Accounting Bulletin 99 (Materiality) and
    (iii) their judgments about the quality, not merely the acceptability, of the accounting and financial disclosure practices used or proposed to be used, in particular, the degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements. Discuss any other matters required to be communicated to the Committee by the auditors.

 .   Report the results of each annual audit and quarterly review to the Board of Directors and recommend to the Board of Directors the inclusion of the Company's audited financial statements in the Company's Annual Report. If requested by the directors, invite the independent auditors to attend a meeting of the Board of Directors meeting to assist in reporting such results or to answer the directors' questions.

Internal Controls and Practices

 .   Review with the independent auditors and the Company financial and accounting personnel, the adequacy and effectiveness of the Company's existing internal accounting and financial controls. Elicit any recommendations for their improvement or for the implementation of new or more detailed controls or procedures in particular areas. The Committee will emphasize in particular the adequacy of internal controls to (i) provide reasonable assurance that the Company's publicly released financial statements are presented fairly and in accordance with generally accepted accounting principles and (ii) expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

Public Disclosures about the Committee

 .   Prepare and review with counsel and the Company's management, on a timely basis, all reports of the Committee required by the Securities and Exchange Commission, the Nasdaq Market or otherwise to be set forth in the Company's proxy statements and annual reports. Review the Company's disclosure in its proxy statements which describe the fulfillment by the Committee of its responsibilities under this Charter. Ensure that a copy of this Charter is annexed to the Company's proxy statements not less than once every three years and in any following any significant amendment to this Charter.

General

 .   Investigate any matter involving the Company's accounting or financial reporting practices or internal controls and any other matter brought to the Committee's attention and within the scope of its duties. The Committee will have the power to retain outside counsel or consultants with respect to any matter within its responsibilities if, in its judgment, such retention is necessary or appropriate.

 .   Periodically review the Company's compliance policy statements and Code of
    Conduct to determine the whether modifications are appropriate and review with appropriate members of the Company's management the program for monitoring compliance with such statements and code. Recommend to the Board of Directors, as appropriate, changes in such statements, code and related compliance procedures.

 .   Review and assess transactions involving the Company and related parties and related potential conflicts of interest and advise the Board of Directors in such regard as appropriate.

 .   Review, with Company counsel as needed, legal and regulatory matters that may have a material effect on the financial statements and the Company's related compliance policies and, in general, the Company's compliance policies and procedures.

 .   Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

 .   Provide sufficient opportunity for the independent auditors to meet with the Committee without members of management present. Discuss in such meetings, among other things, the independent auditors' evaluation of the Company's financial and accounting personnel, and the level of cooperation accorded to the independent auditors during the course of audit.

 .   Periodically review the adequacy of the Company's accounting and financial resources and plan of personnel succession.

June 2000.

                       INTEREP NATIONAL RADIO SALES, INC.
              PROXY-ANNUAL MEETING OF SHAREHOLDERS-AUGUST 16, 2001
                      SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned shareholder of Interep National Radio Sales, Inc., a New York corporation (the "Company"), hereby appoints Ralph C. Guild, Marc G. Guild and William J. McEntee, Jr., and each of them, the true and lawful attorneys and proxies, with full power of substitution, to represent the undersigned in all matters coming before the Annual Meeting of Shareholders of the Company, to be held at the offices of the Company at 100 Park Avenue, New York, New York 10017, on Thursday, August 16, 2001, at 10:00 a.m., and any adjournments thereof, and to vote all of the shares of stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting as follows:

UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

                (Continued and to be signed on the reverse side.)

A [X] Please mark your
      votes as in this
      example.

        The Board of Directors recommends a vote "For" the nominees and
                              "For" ratification.

                        FOR                  WITHHELD
                    All Nominees         From All Nominees
1. Election             [ ]                     [ ]
   of
   Directors

For, Except Vote Withheld from the Following Nominee(s):

[ ] ____________________________________

[ ] ____________________________________





Nominees:

To serve until the Annual Meeting
of Shareholders in 2004:

        Leslie D. Goldberg
        John E. Palmer


                                             FOR       AGAINST       ABSTAIN

2. Ratification of the selection of the      [ ]         [ ]           [ ]
   Company's Independent Auditors.

3. To vote with discretionary authority with respect to all other matters that may come before the meeting or any adjournment.

     The undersigned revokes any proxy previously given and ratifies and confirms all that the proxies appointed hereby, or either one of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. All of said proxies or their substitutes who shall be present and act at the Annual Meeting, or if only one is present and acts, then that one, shall have and may exercise all of the powers hereby granted. The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated July 16, 2001.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

NUMBER OF SHARES: ______________

SHAREHOLDER: ______________ DATE: _______, 2001

SIGNATURE: _________________ DATED: ______________, 2001

NOTE: Please print name(s) in which shares are held. Your signature should appear the same as your name appears hereon. In signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States.